Exhibit 10.2
ELECTION, WAIVER AND
CONSENT

This ELECTION, WAIVER AND CONSENT (this “Waiver”), is dated as of October 1, 2021, by and among Khosla Ventures SPAC Sponsor II LLC, a Delaware limited liability company (the “Sponsor Holdco”), the Persons set forth on Schedule I to the Sponsor Agreement (as defined below) (together with the Sponsor Holdco, each, a “Sponsor” and, together, the “Sponsors”), Khosla Ventures Acquisition Co. II, a Delaware corporation (“Acquiror”), and Nextdoor, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, reference is hereby made to that certain Sponsor Support Agreement, dated July 6, 2021, by and among the Sponsors, Acquiror and the Company (the “Sponsor Agreement”);

WHEREAS, capitalized terms used herein but not defined herein shall have the respective meanings given in the Sponsor Agreement;

WHEREAS, pursuant to Sections 1.5 and 1.10 of the Sponsor Agreement, immediately following the effectiveness of the Acquiror Post-Merger Charter, the Sponsors shall exchange all of the Sponsor Exchange Shares for an aggregate of 7,347,249 shares of Acquiror Post-Merger Class B Common Stock to be issued by Acquiror to Sponsors (the “Sponsor Exchange Share Conversion”);

WHEREAS, pursuant to Section 3.4 of the Sponsor Agreement, the Sponsor Agreement may be amended, changed, supplemented, waived or otherwise modified or terminated upon the execution and delivery of a written instrument executed by Acquiror, the Sponsor Holdco and the Company;

WHEREAS, pursuant to Article IV, Section 1.1 of the Acquiror Post-Merger Charter, the shares of Acquiror Class K Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be reclassified into shares of Acquiror Post-Merger Class B Common Stock;

WHEREAS, pursuant to Article V, Section 1 of the Acquiror Post-Merger Charter, each share of Acquiror Post-Merger Class B Common Stock shall be convertible into one fully paid and nonassessable share of Acquirer Post-Merger Class A Common Stock at the option of the holder thereof at any time upon written notice to Acquiror; and

WHEREAS, the parties hereto, including the Sponsors, wish to irrevocably (a) waive the Sponsor Exchange Share Conversion and (b) elect to convert any shares of Acquiror Post-Merger Class B Common Stock held by the Sponsors at the Effective Time into shares of Acquiror Post-Merger Class A Common Stock.

NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants, and agreements contained herein and in the Sponsor Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.Waiver. The parties hereto hereby irrevocably waive the Sponsor Exchange Share Conversion such that the Sponsor Exchange Shares shall not convert into Acquiror Post-Merger Class B

Common Stock following the effectiveness of the Acquiror Post-Merger Charter and will instead remain Acquirer Post-Merger Class A Common Stock.

2.Conversion. Each of the Sponsors hereby irrevocably, contingent upon and effective immediately following the Effective Time, elects to convert all shares of Acquiror Post-Merger Class B Common held by such Sponsor into shares of Acquiror Post-Merger Class A Common Stock pursuant to Article V, Section 1 of the Acquiror Post-Merger Charter and hereby gives notice to Acquiror of such election.

3.Other Changes; Interpretation. Except as expressly provided herein, the provisions of the Sponsor Agreement shall remain in full force and effect.

4.Governing Law. This Waiver, and all claims or causes of action based upon, arising out of, or related to this Waiver or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

5.Counterparts. This Waiver may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signature page follows.]

IN WITNESS WHEREOF, the Sponsors, Acquiror and the Company have each caused this Election, Waiver and Consent to be duly executed as of the date first written above.

SPONSORS:

KHOSLA VENTURES SPAC SPONSOR II LLC

By:	/s/ Samir Kaul
Name: Samir Kaul
Title:	President and Chief Executive Officer

/s/ Vinod Khosla
Name: Vinod Khosla

s/ Samir Kaul
Name: Samir Kaul

/s/ Peter Buckland
Name: Peter Buckland

/s/ Anita Sands
Name: Anita Sands

/s/ Enrico Gaglioti
Name: Enrico Gaglioti

/s/ Dmitri Shklovsky
Name: Dmitri Shklovsky
[Signature Page to Election, Waiver and Consent]

IN WITNESS WHEREOF, the Sponsors, Acquiror and the Company have each caused this Election, Waiver and Consent to be duly executed as of the date first written above.

ACQUIROR:

KHOSLA VENTURES ACQUISITION CO. II

By:	/s/ Peter Buckland
	Name:	Peter Buckland
	Title:	Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

[Signature Page to Election, Waiver and Consent]

IN WITNESS WHEREOF, the Sponsors, Acquiror and the Company have each caused this Election, Waiver and Consent to be duly executed as of the date first written above.

COMPANY:

NEXTDOOR, INC.

By:	/s/ Sarah Friar
	Name:	Sarah Friar
	Title:	Chief Executive Officer
[Signature Page to Election, Waiver and Consent]